UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210, Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2021, Triumph Group, Inc. (the “Company”) implemented a new “at the market” program by entering into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (the “Manager”). Under the terms of the Equity Distribution Agreement, the Company may from time to time to or through the Manager, acting as agent and/or principal, offer and sell shares of its common stock (the “Shares”), par value $0.001 per share (“Common Stock”) having a gross sales price of up to $150,000,000. If the Company sells Shares to the Manager as principal, the Company will enter into a separate terms agreement with the Manager.

Sales of the Shares, if any, may be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange, the existing trading market for the Company’s Common Stock. Under the Equity Distribution Agreement, the Manager (at the Company’s election) will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares as directed by the Company on the terms and subject to the conditions of the Equity Distribution Agreement. The compensation payable to the Manager for sales of Shares pursuant to the Equity Distribution Agreement will be up to 2.75% of the gross sales price for any Shares sold through it as sales agent under the Equity Distribution Agreement.

Shares sold under the Equity Distribution Agreement, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333- 251429) (the “Registration Statement”) that was automatically effective upon filing on December 17, 2020, including the prospectus, dated December 17, 2020, and the prospectus supplement, dated February 4, 2021, as the same may be amended or supplemented.

The offering of Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Stock subject to the Equity Distribution Agreement, (2) the termination of the Equity Distribution Agreement by the Company or by the Manager or (3) February 4, 2022.

This description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

On February 4, 2021, Skadden, Arps, Slate, Meagher & Flom LLP delivered an opinion (the “Opinion”) to the Company in connection with the Company’s sale from time to time to or through the Manager of shares of Common Stock pursuant to the Equity Distribution Agreement having an aggregate gross sales price of $150,000,000. The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

(d)    Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 4, 2021, by and between Triumph Group, Inc. and Citigroup Global Markets Inc.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUMPH GROUP, INC.

By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Senior Vice President, General Counsel and Secretary

Date: February 4, 2021